                                                                   EXHIBIT 10.05


                              MEMBERSHIP AGREEMENT


     This Membership Agreement is entered into as of the 1st day of January 1993, by and between the Orlando Predators, Ltd. (hereinafter the "Member") having a business address of P.O. Box 1100, Windermere, FL and the ARENA FOOTBALL LEAGUE, INC., a not-for-profit membership corporation organized under the laws of the State of Delaware, and having its principal place of business in Des Plaines, Illinois (hereinafter the "AFL").

     WHEREAS, the AFL is the assignee of an exclusive License Agreement with Gridiron Enterprises, Inc., (hereinafter "Gridiron") wherein and whereby AFL has received the exclusive license to operate a league (the "League") of football teams playing a patented form of football known as "Arena Football", and to use the trademarks, names and logos associated with that game; and

     WHEREAS, the AFL has been organized as a membership corporation for the purpose of facilitating the coordination, among its members, of the holding of Arena Football games using players employed by the AFL; and

     WHEREAS, the Member desires to obtain a membership in the AFL and to operate a football team within the League using AFL players; and

     WHEREAS, the Member agrees to be subject to the Bylaws of the League (hereinafter the "By-Laws"), the restrictions contained in the AFL's License Agreement with Gridiron, the "Rules of Play" as established by the AFL from time to time, the regulations set forth in the AFL's "Operations Manual" as established by the AFL from time to time, and such other requirements as the AFL may establish from time to time, and any other set of rules, regulations, covenants and restrictions which are applicable to all of the members of the AFL;

     NOW, THEREFORE, in consideration of, and as a requirement for being granted the privilege of a membership in the AFL, as evidenced by the issuance of the accompanying membership Certificate and the rights of participation in League activities in an exclusive territory, the Member hereby agrees to the following:

     1.   TERRITORY

     The Member acknowledges that its membership in the AFL carries with it the exclusive right to operate a football team within the League in the city or township known as Orlando in the State of Florida. This location will be referred to in this document and other AFL documents as the "Territory" or "Exclusive Territory" and it will include all of the area within a seventy-five (75) mile radius of the geographic center of the city or township noted above in which the member's team plays its AFL home games, and as otherwise described in the AFL By-Laws, subject to their amendment from time-to-time.

     2.   LICENSE AGREEMENT

     The Member acknowledges it has received a copy of the License Agreement between Gridiron and the AFL and agrees that, at all times, it will abide by all of the restrictions and limitations which are placed upon or becomes a duty of the AFL, its MEMBERS or the League under which License Agreement as the same is in effect and as it may be modified or amended from time to time.

     3.   BY-LAWS AND OPERATIONS MANUAL

     The Member acknowledges that it has received a copy of the current version of the By-Laws of the AFL and the AFL "Operations Manual" and agrees that at all times it will avail itself of the privileges and will abide by all of the restrictions and limitations and penalties which are placed upon each member by said By-Laws and/or said "Operations Manual". The Member further understands and acknowledges that the By-Laws and AFL "Operations Manual" will necessarily be modified and amended from time to time in accordance with the established amendment procedures for the By-Laws and majority vote by the AFL Board of Directors in the case of the "Operations Manual".

     4.   MERCHANDISING

     (a) The Member agrees to be subject to the AFL's "Licensed Merchandise Program" as mandated by the License Agreement.

     (b) The Member agrees that all team names, design logos and trademarks related to the Member's team (other than slogans which do not contain the team's name) will be owned by Gridiron and exclusively licensed to the AFL and all marks and names must be registered in the name of or assigned to Gridiron, (Note: Any team which assigns an improperly registered mark or logo will be charged by the AFL for the proper registration or assignment).

     (c) The Member acknowledges that the AFL has established a "Licensed Merchandise Program" (the "Program") which requires royalties to be paid to the AFL from sales of all merchandise bearing the team names, logos and trademarks. Member acknowledges and agrees to abide by any reporting requirements and to pay all royalties when due.

     The rights to the Miami Hooters will be determined via a separate agreement between AFLI and _____________________________

     5.   PREPAID EXPENSES AND CONTINGENCY FUND/IRREVOCABLE LETTER OF CREDIT

     (a) The Member acknowledges that the AFL's Board of Directors may establish a preseason "cash deposit" which each team would be obligated to place in the League's escrow account for purposes of assuring mid-season assessments or creating a "contingency" fund for League emergencies. The Member further acknowledges that this deposit requirement may be increased in amount for future years and that its payment requirement date(s) may be advanced significantly. The Member further understands that such deposit by the required date(s) is an absolute requirement to maintaining its membership in good standing and that the failure to make the deposit(s) by the required date(s) will result in termination of membership or other penalties as may be established by resolution of the Board of Directors to be applicable for each LEAGUE SEASON, and the Member hereby acknowledges his full acceptance and understanding of this requirement.

     (b) The Member acknowledges that the AFL's Board of Directors may, by resolution, establish a requirement that each member supply an Irrevocable Letter of Credit (ILOC) in favor of the AFL, which said ILOC may be a supplement to, or replacement for, the aforesaid cash deposit requirement. The amount and content of the ILOC may be changed by a majority vote of the Board of Directors in advance of each LEAGUE SEASON.

     6.   OBLIGATIONS OF MEMBERS

     In addition to any obligation established by virtue of its position as a member of the AFL or by virtue of this or any other contractual or statutory provision, the Member expressly agrees and covenants as follows:

     (a) To abide by and be bound by any decision of the AFL Commissioner and/or the AFL Board of Directors in all matters within the respective jurisdiction of such Commissioner and/or Board;

     (b) To include in any contract between the Member and any employee or coach a provision specifying that the contracting parties agree to be bound by all of the provisions contained in the AFL By-Laws, the AFL "Operations Manual", the AFL's License Agreement with Gridiron, Inc., and any written directives from the Board of Directors or the Commissioner of the AFL.

     (c) To operate an active team within the League (Note: Unless the By-Laws are properly amended so as to create such an option, the Member may not choose to be inactive for all or any portion of a League season. Inactivity -- defined generally to be the failure of a member to field a team to play any scheduled game -- may be determined by the Commissioner of the AFL. If a Member becomes inactive for any period of time, it shall be subject to fines, suspension or termination as further described in the AFL's By-Laws).

     (d) To take all actions necessary to uphold and abide (and to aid the AFL in its attempts to uphold and abide) all AFL or Member obligations under the License Agreement.

     (e) To pay to the AFL all team assessments and other common expenses of the AFL as may be determined from time to time by the AFL's Board of Directors, as well as all fines levied as described in the AFL By-Laws.

     7.   MEMBERS AS LIMITED AGENT OF AFL

          The Member acknowledges that it will be recognized as an agent of the AFL for the limited purpose of controlling and managing the AFL's players which are assigned to the Member. In this regard, the Member agrees to cause said players to be coached by the Member's staff. The Member further agrees and understands that all expenses of maintaining the Member's team and the players assigned to it are strictly an expense of the Member and the AFL will not be responsible for any player or team expense that is not specifically agreed upon by resolution of the AFL's Board of Directors.

     8.   BROADCAST RIGHTS

          The Member acknowledges that the AFL retains the exclusive right to broadcast (via live transmission and/or tape) or to license the broadcast of any and all of the games played by or between any of the League members. In this regard, it is quite likely that any national television contract will contain restrictions regarding the rights of the Member to broadcast games in its local market, and the Member acknowledges and agrees to abide by such restrictions as the same may be continued in any present or future AFL broadcast contract or otherwise as may be determined by resolution of the AFL board of directors.

     9.   WITHDRAWAL FROM OR TERMINATION OF MEMBERSHIP

     (a) The Member may withdraw from the AFL or may have its membership terminated or suspended for reasons or causes and under the conditions set forth herein and/or in the By-Laws of the AFL as the same are in existence and as may be modified or amended from time to time, and the Member hereby acknowledges all such reasons, causes and conditions.

     (b) As may be more specifically stated in the AFL's ByLaws, any member withdrawing and/or being terminated shall remain liable for all of the then-outstanding obligations (e.g., fines or assessments) to the AFL, and the Member agrees and commits to pay such outstanding obligations to the AFL regardless of whether the AFL has applied the Member's prepaid expenses and/or ILOC proceeds to pay expenses associated with the operations of the

Member's team. In this regard, the Member also agrees to pay all of the AFL's costs and expenses for collecting the same from/against the Member, including reasonable attorneys' fees and expenses.

     10.  TRANSFER

          If the Member has applied to the AFL for a transfer of all or part of the ownership of the Member, and the AFL approves the transfer of the membership, any new entity to which the Partnership is to be transferred must sign the version of this Partnership Agreement in effect at the time of the transfer before the transfer will become effective.

     IN WITNESS WHEREOF, the undersigned Member acknowledges and agrees to the terms of Membership stated herein.

     February  , 1993

                                          ORLANDO PREDATORS, LTD.
                                        ---------------------------------------
                                                     MEMBER



TRUSTEES:

[illegible]                                  BY:  /s/ James English
------------------------------               ----------------------------------
[illegible]                                  (President or General Partner)
------------------------------



ARENA FOOTBALL LEAGUE, INC.

/s/ Joseph J. O'Hara
------------------------------
JOSEPH J. O'HARA, President